Exhibit 99.3

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
March 31, 2017

ASSETS	Orion Group Holdings	T.B.C.	Combined Historical	Pro Forma Adjustments	Combined Pro Forma
Current assets:					
Cash and cash equivalents	$ 1,550	$ 181	$ 1,731	$ (181) (1)	$ 1,550
Accounts receivable:					
Trade, net of allowance of $0 and $0, respectively	77,628	3,144	80,772	-	80,772
Retainage	36,490	1,973	38,463	-	38,463
Other current	3,467	9	3,476	-	3,476
Income taxes receivable	99	-	99	-	99
Inventory	5,527	-	5,527	-	5,527
Costs and estimated earnings in excess of billings on uncompleted contracts	46,294	5	46,299	-	46,299
Assets held for sale	6,375	-	6,375	-	6,375
Prepaid expenses and other	3,733	-	3,733	-	3,733
Total current assets	181,163	5,312	186,475	(181)	186,294
Property and equipment, net	153,916	1,732	155,648	366 (2)	156,014
Accounts receivable, non-current	1,748	-	1,748	-	1,748
Inventory, non-current	3,989	-	3,989	-	3,989
Deferred tax asset, non-current	2,013	-	2,013	-	2,013
Goodwill	66,351	-	66,351	2,420 (3)	68,771
Intangible assets, net of amortization	20,763	-	20,763	1,114 (4)	21,877
Other noncurrent	1,495	-	1,495	-	1,495
Total assets	431,438	7,044	438,482	3,719	442,201
LIABILITIES AND STOCKHOLDERS' EQUITY					
Current liabilities:					
Current debt, net of debt issuance costs	13,712	936	14,648	5,064 (5)&(6)	19,712
Accounts payable:					
Trade	50,656	1,856	52,512	-	52,512
Retainage	758	-	758	-	758
Accrued liabilities	15,615	67	15,682	-	15,682
Taxes payable	269	17	286	-	286
Billings in excess of costs and estimated earnings on uncompleted contracts	24,564	1,184	25,748	-	25,748
Total current liabilities	105,574	4,060	109,634	5,064	114,698
Long-term debt, net of debt issuance costs	78,822	715	79,537	(715) (5)	78,822
Other long-term liabilities	2,841	-	2,841	465 (7)	3,306
Deferred income taxes	17,767	-	17,767	1,174 (8)	18,941
Interest rate swap liability	186	-	186	-	186
Total liabilities	205,190	4,775	209,965	5,988	215,953
Stockholders' equity:					
Common stock	284	10	294	(10) (9)	284
Treasury stock	(6,540)	-	(6,540)	-	(6,540)
Accumulated other comprehensive loss	(186)	-	(186)	-	(186)
Additional paid-in capital	172,051	33	172,084	(33) (9)	172,051
Retained earnings	60,639	2,226	62,865	(2,226) (9)	60,639
Total stockholders' equity	226,248	2,269	228,517	(2,269)	226,248
Total liabilities and stockholders' equity	$ 431,438	$ 7,044	$ 438,482	$ 3,719	$ 442,201

**** See accompany notes to the Unaudited Pro Forma Combined Consolidated Financial Information**

(1) Reflects the decrease of cash as a result of the terms of the purchase agreement

(2) Reflects the fair value adjustment to the acquired property and equipment

(3) Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of the acquireee's assets acquired and liabilities assumed

(4) Reflects the fair value adjustment for intangible assets

(5) Represents the debt extinguished under the terms of the acquisition

(6) The purchase of TBC was a cash purchase by Orion. At the purchase date Orion had enough cash on hand to make the $6 million purchase. At March 31, 2017, Orion had less than the total purchase price in cash, if the acquisition had been made at this date Orion would have borrowed from the Company's existing revolving line of credit and made payments once cash on hand had increased. As such, in the pro forma calculation the $6 million purchase price was applied to current debt to represent a draw on the existing LOC.

(7) Reflects total contingent consideration calculated based on purchase agreement

(8) Deferred income tax related to long-lived intangible assets and fixed assets acquired

(9) Reflects the reduction of the acquiree's membership interests

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
For the Three Month Period Ended March 31, 2017

Exhibit 99.3

	Orion Group Holdings	T.B.C.	Combined Historical	Pro Forma Adjustments	Combined Pro Forma
Contract revenues	$ 138,757	$ 5,177	$ 143,934	$ -	$ 143,934
Costs of contract revenues	125,772	5,172	130,944	-	130,944
Gross profit	12,985	5	12,990	-	12,990
Selling, general and administrative expenses	14,979	266	15,245	34 (3)	15,279
(Gain) loss on sale of assets, net	(512)	-	(512)	-	(512)
Operating loss from operations	(1,482)	(261)	(1,743)	(34)	(1,777)
Other (expense) income					
Other income	10	2	12	-	12
Interest income	-	-	-	-	-
Interest expense	(1,355)	(8)	(1,363)	8 (2)	(1,355)
Other expense, net	(1,345)	(6)	(1,351)	8	(1,343)
Loss before income taxes	(2,827)	(267)	(3,094)	(26)	(3,120)
Income tax benefit	(1,019)	-	(1,019)	(103) (1)	(1,122)
Net loss	$ (1,808)	$ (267)	$ (2,075)	$ 76	$ (1,999)
Earnings per common share:					
Basic loss per share	(0.07)		(0.07)		(0.07)
Diluted loss per share	(0.07)		(0.07)		(0.07)
Shares used to compute loss per share					
Basic	27,786,087		27,786,087		27,786,087
Diluted	27,786,087		27,786,087		27,786,087

**** See accompany notes to the Unaudited Pro Forma Combined Consolidated Financial Informatior**

(1) Annual taxes for TBC adjusted for pro forma calculated at the statutory tax rate of 35%

(2) Interest on loans extinguished during purchase by Orion

(3) Intangible amortization on intangibles identified during acquisition

Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2016

	Orion Group Holdings	T.B.C.	Combined Historical	Pro Forma Adjustments	Combined Pro Forma
Contract revenues	$ 578,236	$ 32,459	$ 610,695	$ -	$ 610,695
Costs of contract revenues	510,754	29,615	540,369	-	540,369
Gross profit	67,482	2,844	70,326	-	70,326
Selling, general and administrative expenses	64,987	1,159	66,146	295 (3)	66,441
(Gain) loss on sale of assets, net	(1,579)		(1,579)	-	(1,579)
Operating loss from operations	4,074	1,685	5,759	(295)	5,464
Other (expense) income					
Other income	59	13	72	-	72
Interest income	3	-	3	-	3
Interest expense	(6,175)	(47)	(6,222)	47 (2)	(6,175)
Other expense, net	(6,113)	(34)	(6,147)	47	(6,100)
Loss before income taxes	(2,039)	1,651	(388)	(248)	(636)
Income tax expense	1,581	-	1,581	491 (1)	2,072
Net loss	$ (3,620)	$ 1,651	$ (1,969)	$ (739)	$ (2,708)
Earnings per common share:					
Basic loss per share	(0.13)		(0.07)		(0.10)
Diluted loss per share	(0.13)		(0.07)		(0.10)
Shares used to compute loss per share					
Basic	27,536,967		27,536,967		27,536,967
Diluted	27,536,967		27,536,967		27,536,967

**** See accompany notes to the Unaudited Pro Forma Combined Consolidated Financial Information**

(1) Annual taxes for TBC adjusted for pro forma calculated at the statutory tax rate of 35%

(2) Interest on loans extinguished during purchase by Orion

(3) Intangible amortization on intangibles identified during acquisition